Exhibit 23.1

                      [LETTERHEAD OF SEMPLE & COOPER, LLP]

     As independent certified public accountants, we hereby consent to the incorporation by reference in the Form S-8 registration statement to be filed on or about July 25, 2003, of our report dated February 27, 2003, included in Coronado Industries, Inc.'s Form 10-KSB for the year ended December 31, 2002, and to all references to our Firm included in this registration statement.

/s/ Semple & Cooper, LLP

Phoenix, Arizona July 24, 2003